UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2016

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 27, 2016, Triumph Group, Inc. (the “Company”) announced that James F. McCabe has been appointed as the Company’s Senior Vice President and Chief Financial Officer. Mr. McCabe will commence employment on August 8, 2016.
Mr. McCabe most recently served as Senior Vice President and Chief Financial Officer of Steel Partners Holdings LP and as President, Shared Services, where he began in 2007. Prior thereto, he served as Vice President, Finance and Treasurer of American Water Works Company, Inc.'s Northeast Region and President and Chief Financial Officer of Teleflex Aerospace. Mr. McCabe has a Bachelor of Science in Business and Economics from Lehigh University, and is a Certified Public Accountant.
In connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. McCabe entered into an employment letter with the Company dated July 26, 2016. Pursuant to the employment letter, Mr. McCabe will receive a base salary of $465,000 per year. He is also eligible to participate in the Company’s annual short term incentive bonus program, with a target bonus opportunity equal to 100% of base salary and a maximum bonus opportunity equal to 200% of base salary. The actual amount of the annual bonus will be determined by the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”) on the basis of the achievement of pre-established performance goals relating to corporate and individual performance. Subject to the approval of the Committee, Mr. McCabe will also be eligible for annual performance base long-term incentive awards of 100% of base salary, comprised as follows: 30% of the value in restricted stock units and 70% of the value in performance stock units that are eligible to be earned based on the Company’s performance against certain targets established by the Committee. Mr. McCabe is also eligible to participate in the Company’s employee benefit plans that are generally applicable to the Company’s senior executives.
Pursuant to the employment letter, upon termination of Mr. McCabe’s employment by the Company without “cause” or by Mr. McCabe for “good reason” (each as defined in the employment letter), Mr. McCabe will be entitled to receive a cash severance benefit equal to 12 months’ base salary and, if so elected by Mr. McCabe, reimbursement of premiums associated with continued medical and dental coverage under COBRA. The employment letter also contains provisions relating to disclosure of confidential information and certain noncompetition and nonsolicitation restrictions.
A copy of the employment letter is attached to, and incorporated by reference into, this Item 5.02 of the Current Report on Form 8-K as Exhibit 10.1 hereto. The foregoing description of the employment letter is intended only as a summary and is qualified in its entirety by reference to the full text of the employment letter.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment letter between Triumph Group, Inc. and James F. McCabe dated July 26, 2016
99.1	Press release dated July 27, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 27, 2016	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment letter between Triumph Group, Inc. and James F. McCabe dated July 26, 2016
99.1	Press release dated July 27, 2016